EX-99.19A

Tortoise Pipeline & Energy Fund, Inc. (NYSE: TTP)

Section 19(a) Notification of Sources of Distribution

Distribution Period	February 2016
Distribution Amount per Share	$0.4075

The following table sets forth the estimated amounts of the current distribution, payable February 29, 2016, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions

				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0841	21%	0.0841	21%
Net Realized Short-Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital	0.3234	79%	0.3234	79%
Total (per common share)	0.4075	100%	0.4075	100%

Average annual total return (in relation to NAV) from commencement of operations through 1/31/2016				-4.76%
Annualized current distribution rate expressed as a percentage of NAV as of 1/31/2016				10.99%

Cumulative total return (in relation to NAV) for the fiscal year through 1/31/2016				-24.76%
Cumulative fiscal year distributions as a percentage of NAV as of 1/31/2016				2.75%

You should not draw any conclusions about TTP's investment performance from the amount of this distribution or from the terms of TTP’s distribution policy.

TTP estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in TTP is paid back to you. A return of capital distribution does not necessarily reflect TTP’s investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TTP's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TTP will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TTP is a non-diversified, closed-end management investment company that seeks to obtain a high level of total return with an emphasis on current distributions. TTP invests primarily in equity securities of pipeline companies that transport natural gas, natural gas liquids (NGLs), crude oil and refined products and, to a lesser extent, in other energy infrastructure companies. For more information, visit TTP's website at www.tortoiseadvisors.com or call (866) 362-9331.

11550 Ash Street, Suite 300, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.tortoiseadvisors.com

Tortoise Pipeline & Energy Fund, Inc. (NYSE: TTP)

Section 19(a) Notification of Sources of Distribution

Distribution Period	May 2016
Distribution Amount per Share	$0.4075

The following table sets forth the estimated amounts of the current distribution, payable May 31, 2016, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions

				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0650	16%	0.1422	17%
Net Realized Short-Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital	0.3425	84%	0.6728	83%
Total (per common share)	0.4075	100%	0.8150	100%

Average annual total return (in relation to NAV) from commencement of operations through 4/30/2016				2.39%
Annualized current distribution rate expressed as a percentage of NAV as of 4/30/2016				8.27%

Cumulative total return (in relation to NAV) for the fiscal year through 4/30/2016				3.01%
Cumulative fiscal year distributions as a percentage of NAV as of 4/30/2016				4.13%

You should not draw any conclusions about TTP's investment performance from the amount of this distribution or from the terms of TTP’s distribution policy.

TTP estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in TTP is paid back to you. A return of capital distribution does not necessarily reflect TTP’s investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TTP's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TTP will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TTP is a non-diversified, closed-end management investment company that seeks to obtain a high level of total return with an emphasis on current distributions. TTP invests primarily in equity securities of pipeline companies that transport natural gas, natural gas liquids (NGLs), crude oil and refined products and, to a lesser extent, in other energy infrastructure companies. For more information, visit TTP's website at www.tortoiseadvisors.com or call (866) 362-9331.

11550 Ash Street, Suite 300, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.tortoiseadvisors.com